Exhibit 10.16

        October    , 2001

Javelin Solutions, Inc.
100 North 6th Street, Suite 935C
Minneapolis, MN 55403

Gentlemen:

        Reference is made to the Agreement and Plan of Merger dated as of October    , 2001 (the "Agreement") by and among Perficient, Inc. ("Parent"), Javelin Solutions, Inc. (the "Company"), Perficient Javelin, Inc. ("Sub") and each of the shareholders of the Company listed on the signature pages thereto, pursuant to which the Company will merge with and into the Sub (the "Merger"). Capitalized terms referred to herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

        In connection with the Agreement and in consideration of the Company entering into the Agreement and the transactions contemplated thereby, each of the undersigned hereto irrevocably agrees that he shall vote or cause to be voted (in person or by proxy) all of his or its shares of Parent Common Stock beneficially owned by him or it at each Special or Annual Meeting of Shareholders of the Parent in which such matters are considered and subject to a vote (each, a "Meeting"), in favor of all matters that come before the Meeting concerning the Agreement and the transactions contemplated thereby (including, without limitation, the issuance of the Parent Common Stock to the Shareholders pursuant to the Agreement and the election of the Company Nominee to the Board of Directors of the Parent at Parent's 2002 Annual Meeting), or any adjournment thereof, that are required to be approved by the shareholders of the Parent. Each party to this letter agreement agrees not to grant any proxy or enter into any agreements inconsistent with this letter agreement. This agreement shall be governed by Delaware law and may be executed in counterparts. This agreement shall automatically terminate upon the consummation of the transactions contemplated by the Agreement except with respect to the election of the Company Nominee to the Board of Directors at the 2002 Annual Meeting, for which this Agreement will terminate at the conclusion of such meeting and all adjournments thereof.

Very truly yours,